Exhibit 99.1

Athira Pharma Reports Third Quarter 2025 Financial Results and Provides Business Update

Continuing to explore strategic alternatives focusing on maximizing stockholder value

Presented results from Phase 1 clinical trial of ATH-1105 in healthy volunteers demonstrating a favorable safety and tolerability profile as well as dose proportional pharmacokinetics and CNS penetration, supporting continued clinical development

BOTHELL, Wash., November 6, 2025 – Athira Pharma, Inc. (NASDAQ: ATHA), a clinical stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration, today reported financial results for the quarter ended September 30, 2025, and provided recent business updates.

“We continue to explore strategic alternatives focusing on maximizing stockholder value and remain encouraged by the promising data to-date supporting the continued development of ATH-1105 as a potential therapy for ALS,” said Mark Litton, Ph.D., President and Chief Executive Officer of Athira. “We were especially pleased to present results from the Phase 1 study of ATH-1105 that continue to demonstrate favorable safety and tolerability in healthy volunteers and dose proportional pharmacokinetics and CNS penetration. We look forward to an opportunity to advance this program into ALS patients, in order to move us one step closer to bringing a potential novel therapy to patients desperately in need of an effective treatment option.”

Clinical Development & Pipeline Programs

Athira’s drug development pipeline includes next-generation small molecule drug candidates designed to promote the neurotrophic hepatocyte growth factor (HGF) system, which activates neuroprotective, neurotrophic and anti-inflammatory pathways in the central nervous system.

ATH-1105 – A novel, orally available, brain-penetrant, next-generation small molecule drug candidate designed to positively modulate the neurotrophic HGF system for potential treatment of neurodegenerative diseases, including amyotrophic lateral sclerosis (ALS), Alzheimer’s disease, and Parkinson’s disease. ATH-1105 is currently in clinical development for the potential treatment of ALS.

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Athira conducted the first-in-human Phase 1 (NCT 06432647) double-blind, placebo-controlled clinical trial that enrolled 80 healthy volunteers to evaluate single and multiple oral ascending doses of ATH-1105. The study was completed in November

2024 and evaluated the safety and tolerability of ATH-1105 and included measurements of pharmacokinetic outcomes.
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Previously this year, the Company presented data from the Phase 1 clinical trial of ATH-1105 at the 4thAnnual ALS Drug Development Summit. Key highlights from the presentation include:
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ATH-1105 showed a favorable safety profile and was well tolerated in both single and multiple ascending dose studies in healthy volunteers
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ATH-1105 showed dose proportional pharmacokinetics and central nervous system (CNS) penetration
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ATH-1105 has demonstrated consistent and robust beneficial effects in preclinical models of ALS
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In August 2025, Athira presented results from the Phase 1 clinical trial of ATH-1105 in healthy volunteers at the ALS Nexus 2025 conference.
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ATH-1105’s potential is supported by a growing body of preclinical evidence demonstrating statistically significant improvements in nerve and motor function, biomarkers of inflammation and neurodegeneration, and survival in various models of ALS.

Corporate Updates

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In September 2025, Athira implemented a 10-for-1 reverse stock split of Athira’s issued and authorized common stock. The reverse stock split became effective on September 17, 2025 at 5:00 p.m., Eastern Time.
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Athira continues to explore strategic alternatives focused on maximizing stockholder value. Athira engaged Cantor Fitzgerald & Co. to act as an advisor in this process, following Athira’s receipt of the topline results of the Company’s Phase 2/3 LIFT-AD clinical trial in September 2024.

Financial Results

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Cash Position. Cash, cash equivalents and investments were $25.2 million as of September 30, 2025, compared to $51.3 million as of December 31, 2024. Net cash used in operations was $26.3 million for the nine months ended September 30, 2025, compared to $71.2 million for the nine months ended September 30, 2024.
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Research and Development (R&D) Expenses. R&D expenses were $2.8 million for the quarter ended September 30, 2025, compared to $17.9 million for the quarter ended September 30, 2024.
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General and Administrative (G&A) Expenses. G&A expenses were $4.1 million for the quarter ended September 30, 2025, compared to $7.6 million for the quarter ended September 30, 2024.
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Net Loss.Net loss was $6.6 million, or $1.68 per share, for the quarter ended

September 30, 2025, compared to a net loss of $28.7 million, or $7.46 per share (on a split-adjusted basis), for the quarter ended September 30, 2024.

About Athira Pharma, Inc.

Athira Pharma, Inc., headquartered in the Seattle, Washington area, is a clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration. Athira aims to alter the course of neurological diseases by advancing its pipeline of drug candidates that modulate the neurotrophic HGF system. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn, X (formerly known as Twitter) and Instagram.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding: Athira’s drug candidates as potential treatments for amyotrophic lateral sclerosis and other neurodegenerative diseases; future development plans and the timing thereof; the potential learnings from preclinical studies and other nonclinical data and their ability to inform and improve future clinical development plans; the implications of learnings from our Phase 1 ATH-1105 clinical trial for future development plans, including the timing and our plans to investigate ATH-1105 in a future clinical trial in people living with ALS either by us or in conjunction with a partner; expectations regarding the potential efficacy and commercial potential of Athira’s drug candidates; Athira’s ability to advance its drug candidates into later stages of development; and Athira’s plans and expectations regarding Athira’s exploration of strategic alternatives and partnering options. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “on track,” “would,” “expect,” “plan,” “believe,” “intend,” “pursue,” “continue,” “suggest,” “potential,” “target,” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the data from preclinical and clinical trials may not support the safety, efficacy and tolerability of Athira’s drug candidates; development of drug candidates may cease or be delayed; regulatory authorities could object to protocols, amendments and other submissions; future potential regulatory milestones for drug candidates, including those related to current and planned clinical studies, may be insufficient to support regulatory submissions or approval; whether Athira’s trials are sufficiently powered to meet the planned endpoints; Athira may not be able to recruit sufficient patients for its clinical trials; the outcome of legal proceedings that may in the future be instituted against Athira, its directors and officers; possible negative interactions of Athira's drug candidates with other treatments; FDA regulatory delays and uncertainty and new policies implemented under the current administration, including executive orders, changes in the leadership of federal agencies such as the FDA and SEC, staff layoffs, budget cuts to agency programs and research, and changes in drug pricing controls; Athira’s assumptions regarding its financial condition and the sufficiency of its cash, cash equivalents and investments to fund its planned operations may be incorrect; adverse conditions in the general domestic and global economic markets, including as a result of tariffs; the impact of competition; the impact of drug candidate development and clinical activities on operating expenses; the impact of new or changing laws and regulations; risks related to Athira’s exploration of strategic alternatives; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

Investor & Media Contact:

Julie Rathbun

Athira Pharma

Julie.rathbun@athira.com

206-769-9219

Athira Pharma, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Cash and cash equivalents	$20,874	$48,438
Short-term investments	4,352	2,837
Other short-term assets	1,799	3,566
Other long-term assets	3,008	3,938
Total assets	$30,033	$58,779
Liabilities and stockholders' equity
Current liabilities	$2,787	$13,135
Long-term liabilities	460	803
Total liabilities	3,247	13,938
Stockholders' equity	26,786	44,841
Total liabilities and stockholders' equity	$30,033	$58,779

Athira Pharma, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2025	2024
Operating expenses:
Research and development	$2,825	$17,922
General and administrative	4,049	11,699
Total operating expenses	6,874	29,621
Loss from operations	(6,874)	(29,621)
Other income, net	263	880
Net loss	$(6,611)	$(28,741)
Unrealized (loss) gain on available-for-sale securities	1	41
Comprehensive loss attributable to common stockholders	$(6,610)	$(28,700)
Net loss per share attributable to common stockholders, basic and diluted	$(1.68)	$(7.46)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	3,943,887	3,851,758